Application Number: BFS61262

10/30/2007

SCOTT FREEMAN
OXYSURE SYSTEMS, INCORPORATED
10880 JOHN W ELLIOT DR, #600
FRISCO, TX 75034

Wachovia Business Lease
1111 Old Eagle School Rd
Wayne, PA 19087
Tel: (877-800-6772)
Fax:(877)800-6764

Dear SCOTT FREEMAN:

Enclosed, please find the following lease documents for your new equipment lease as discussed.

- **Lease Agreement**
- **Delivery & Acceptance**
- **Send Copy of Guarantor (s) Drivers License**
- **Direct Debit Authorization**

Please review the documents carefully and sign where indicated. **The documents should be returned by Friday, November 2, 2007 via fax**, to ensure timely ordering of your equipment.

When you return the documents, **if applicable**, please remember to enclose an advance rental check made payable to **Wachovia Business Lease,** for the amount shown in the first payment block on the lease documents.

Important
After your signed lease documents have been received, you will be contacted by phone by one of our representatives to verify that the equipment you are leasing has been received in good condition, has been installed satisfactorily, and is in good working order.

Please supply us with three authorized representatives in order to expedite the telephone verification process.
Please ensure that they are familiar with the contents of the lease, can verify your billing address, and can authorize the release of payment for the equipment.

Authorized Individuals
Any Manager, Supervisor, Administrator, Executive Director, Associate or Co-Director, Controller, Buyer, Purchasing Agent, Trustee, Owner, Partner, Principal, Asst. Principal, M.D., D.D.S., D.O., C.P.A.

YOUR VENDOR WILL NOT RECEIVE PAYMENT UNTIL THIS TELEPHONE VERIFICATION PROCESS HAS BEEN COMPLETED BY ONE OF YOUR AUTHORIZED REPRESENTATIVES LISTED BELOW.

	NAME	TITLE	PHONE
1	X Scott Freeman	X VP- OPS	X 972-294-6556
2	X	X	X
3	X	X	X

We at Wachovia Business Lease want to help you by making sure everything goes as smoothly as possible. If you have any questions about the documents or this transaction, please contact me at (877-800-6772).
Again, thank you for doing business with Wachovia Business Lease.
Sincerely,

MICHELLE PAOLINI
Wachovia Business Lease Account Manager
Cover Inst 001 0305 Ver: 1

WACHOVIA

Lease Agreement

BFS61262

LESSEE			
	Full Legal Name OXYSURE SYSTEMS, INCORPORATED		Phone Number 9725294773
	Billing Address 10880 JOHN W ELLIOT DR, FRISCO, TX 75034, #600	E-mail	Purchase Order Requisition Number
	Equipment Location 10880 JOHN W ELLIOT DR, FRISCO, TX 75034	County	Send Invoice to Attention of:

EQUIP INFO	
	SEE SCHEDULE A

PAYMENT INFORMATION

Number of Lease Payments	Lease Payment	(PLUS)	Applicable Sales Tax	(EQUALS)	Total Lease Payment	Term of Lease	Payment Frequency	End of Lease Option
60	$234.72	+	Exempt	=	$234.72	60	Monthly	$1.00 Purchase Option
		+		=				
		+		=				

Security Deposit	(PLUS)	First Period Payment	(PLUS)	Other	(EQUALS)	Total Payment Enclosed
$0.00	+	$234.72	+	$0.00	=	$234.72

TERMS AND CONDITIONS

1. Lease: You ("Lessee") agree to lease from us ("Lessor") the equipment (including software and/or software license fees ("Software"), if any, "Equipment") listed above and on any attached schedule (the "Lease"). You authorize us to adjust Lease payments by up to 15% if the Equipment cost or taxes differ from the supplier's estimate. The Lease starts on the day the Equipment is delivered to you ("Commencement Date") and the Lease payments shall be payable in advance beginning on the Commencement Date or any later date we designate and thereafter until all fully paid. If we designate Lease payments to begin after the Commencement Date, you will pay an Interim Lease payment for Equipment use for the period from the Commencement Date until the first Lease payment due date, calculated on the amount of the Lease payments, the number of days in the period, and a year of 360 days. Your Lease obligations are absolute, unconditional, and are not subject to cancellation, reduction, setoff or counterclaim. You agree to pay us a fee of $125.00 to reimburse our expenses for preparing financing statements, other documentation costs and all ongoing administration costs during the term of this Lease. In the event we agree and you elect to enter into a sale leaseback transaction that is greater than $50,000.00, you agree to pay us an additional fee of $224.50 to reimburse our expenses for completing our documentation process for such transactions. You agree to pay us $450.00 for any Lease with Equipment classified as a vehicle or trailer. Security deposits are non-interest-bearing and may be applied to cure a Lease default. If you are not in default, we will return your deposit when the Lease ends, without interest, unless otherwise required by law. If a payment is not made when due, you will pay us a late charge of 5% for each payment or $10.00, whichever is greater. We may charge you a fee of $25.00 for any check that is returned. **YOU AGREE THAT NO ONE IS AUTHORIZED TO WAIVE OR CHANGE ANY LEASE TERM OR PROVISION.**

2. Title: Unless you have a $1.00 purchase option, we will have Equipment title, other than for Licensed Software you don't own. If you have a $1.00 purchase option and/or the Lease is deemed to be a security agreement, you grant us a security interest in the Equipment and all proceeds, and authorize us to file financing statements.

3. Equipment Use, Maintenance and Warranties: We are leasing the Equipment to you "AS-IS" AND MAKE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. We transfer to you any manufacturer warranties. You must, at your cost, keep the Equipment in good working condition. If Lease payments include third-party maintenance and/or service costs, you agree that (i) we are not responsible to provide the maintenance or service, (ii) you will make all maintenance and service related claims to the third party, and (iii) any maintenance or service claims will not impact your Lease payment obligations. The Equipment cannot be moved from the location above without our prior written consent.

4. Assignment: You agree not to transfer, sell, sublease, assign, pledge or encumber the Equipment or any rights under this Lease without our prior written consent, and if you do, you will still be fully responsible for all your Lease obligations. You agree that we may sell, assign, or transfer ("Transfer") the Lease to a third party, and the third party will have our Transferred rights, but none of our then existing obligations, if any and such rights will not be subject to any claims, defenses, or setoffs that you may have against us or any supplier.

5. Risk of Loss and Insurance: You shall bear all risk of Equipment loss or damage. If any such loss or damage occurs you still must satisfy all of your Lease obligations. You will (i) keep the Equipment insured against all risks of loss or damage for an amount equal to its replacement cost, (ii) list us as the insurance sole loss payee and (iii) give us written proof of the insurance. If you do not provide such insurance, we have the right, without obligation, to obtain such insurance and add an insurance fee (which may include a profit) to the amount due from you. We have no responsibility for any Equipment losses or injuries and you will reimburse us and defend us against any such claims, which obligation will survive Lease termination. You will obtain and maintain comprehensive public liability insurance naming us as an additional insured with coverages and amounts acceptable to us.

6. Taxes: You agree to pay when due, either directly or as reimbursement to us, all taxes (i.e., sales, use and personal property) and charges in connection with ownership and use of the Equipment. We may charge you a processing fee for administering property tax filings. You will indemnify us on an after-tax basis against the loss of any tax benefits anticipated at the Commencement Date arising out of your acts or omissions.

7. Default and Remedies: You are in default on this Lease if: a) you fail to pay a Lease payment or any other amount when due; or b) you breach any other obligation under the Lease or any other lease with us; or c) the Lessee principal owner or any Lease guarantor dies; or d) you or any guarantor becomes insolvent, merges, or is sold. Upon default, we may: a) declare the entire balance of unpaid Lease payments for the full Lease term immediately due and payable; b) sue you for and receive the total amount due on the Lease plus the Equipment's anticipated end-of-Lease fair market value ("FMV") or fixed price purchase option (the "Residual") with future Lease payments and Residual discounted to the date of default at the lesser of (i) a per annum interest rate equivalent to that of a U.S. Treasury constant maturity obligation (as reported by the U.S. Treasury Department) that would have a repayment term equal to the remaining Lease term, all as reasonably determined by Lessor, or (ii) 3% per annum plus reasonable collection and legal costs; c) charge you interest on all monies due at the rate of 18% per year or the highest rate permitted by law from the date of default; d) require you to immediately return the Equipment to us or we may peaceably repossess it. Any return or repossession will not be considered a Lease termination or cancellation. If the Equipment is returned or repossessed we may sell or re-rent the Equipment at terms we determine, at one or more public or private sales, with or without notice to you, and apply the net proceeds (after deducting any related expenses) to your obligations. You remain liable for any deficiency with any excess being retained by us.

8. End of Lease: You will give us at least 120 days but not more than 180 days written notice (to our address below) before the initial Lease term (or any renewal term) expiration of your intention to purchase or return the Equipment, whereupon you may: a) purchase all, but not less than all, of the Equipment as indicated above or b) return it in good working condition at your cost how, when and where we direct. Any FMV purchase option amount will be determined by us based on the Equipment's in place value. If you don't notify us, or if you don't a) purchase or b) return the Equipment as provided herein, this Lease will automatically renew at the same payment amount for consecutive 120-day periods. If any Software license ("License") included hereunder passes title to you, such title shall automatically, and without further action, hereby vest in us, and you hereby agree to relinquish any subsequent Software title, purchase or use right claim. If, in connection with our Software rights, licensor's consent is required, you will assist us in obtaining such consent.

9. Miscellaneous: You agree the Lease is a Finance Lease as defined in Article 2A of the Uniform Commercial Code ("UCC"). You acknowledge we have given you the Equipment supplier's name. We hereby notify you that you may have rights under the supplier's contract and may contact the supplier for a description of these rights. **This lease was made in Pennsylvania ("PA"); is to be performed in PA and shall be governed and construed in accordance with the laws of PA. You consent to jurisdiction, personal or otherwise, in any state or federal court in PA and waive trial by jury.** You agree (i) to waive any and all rights and remedies granted to you under UCC Sections 2A-508 through 2A-522, (ii) that the Equipment will only be used for business purposes and not for personal, family or household use and (iii) that a facsimile copy of the Lease and each document executed in connection with the Lease may be treated as an original and will be admissible as legal evidence thereof. We may inspect the Equipment during the Lease term.

LESSEE SIGNATURE

You agree that this is a non-cancelable lease. The Equipment is: ☒ NEW ☒ USED

Signature X *Scott T Freeman* Date X *12/20/07*

Title X *VP- OPS*

Print Name X *Scott T. Freeman*

Legal Name of Corporation
OXYSURE SYSTEMS, INCORPORATED

GUARANTY

I unconditionally guaranty prompt payment of all the Lessee's obligations. The Lessor is not required to proceed against the Lessee or the Equipment or enforce other remedies before proceeding against me. I waive notice of acceptance and all other notices or demands of any kind to which I may be entitled. I consent to any extensions or modification granted to the Lessee and the release and/or compromise of any obligations of the Lessee or any other guarantors without releasing me from my obligations. This is a continuing guaranty and will remain in effect in the event of my death and may be enforced by or for the benefit of any assignee or successor of the Lessor. This guaranty is governed by and construed in accordance with the Laws of the Commonwealth of Pennsylvania and I consent to non-exclusive jurisdiction in any state or federal court in Pennsylvania and waive trial by jury.

Signature X Date X

Print Name

LESSOR

Wachovia Financial Services, Inc.
1111 Old Eagle School Road, Wayne, PA 19087
Phone: (877-800-6772) · Fax: (877)800-6764

Commencement Date Lease Number

Accepted By:

ACCEPTANCE

The Equipment has been received, put in use, is in good working order and is satisfactory and acceptable. You agree that we may, at our discretion, confirm by telephone your acceptance of the equipment.

Signature X Date X

Print Name X Title X

SCHEDULE A

SCHEDULE FORMING PART OF LEASE BETWEEN LESSOR, WACHOVIA FINANCIAL SERVICES, INC. AND OXYSURE SYSTEMS, INCORPORATED LESSEE,

DATE: 12/20/07 LEASE NUMBER: ______________________

DESCRIPTION OF EQUIPMENT:
1 NEW SM 8 SIMPLEX;
1 NEW SM8 145PSI 230/460V 2000 E N;
1 NEW REFRIG. DRYER TA 8 115/1/60;
1 NEW 80 GAL HORIZONTAL TANK W/DECK, 200PSI;
1 NEW KCF-20 CONDENSATE TREATMENT SYSTEM;
1 NEW DIFFUSION CHAMBER;
1 NEW MUFFLER 3/4 NPT.

THIS SCHEDULE SHALL HEREAFTER FORM PART OF THE AFOREMENTIONED LEASE.

LESSEE SIGNATURE

SIGNATURE: X Scott Freeman

PRINT NAME X Scott T. Freeman

TITLE: X VP- OPS DATE X 12/20/07

FOR OXYSURE SYSTEMS, INCORPORATED

_____ LEGAL NAME

ACCEPTED BY LESSOR

SIGNATURE: ______________________

TITLE ______________________ DATE ____________

FOR Wachovia Financial Services, Inc. LEGAL NAME